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                                                                   EXHIBIT 10.11


                          NOVA COMMERCIAL REALTY, INC.
                            11741 Bowman Green Drive
                             Reston, Virginia 22090
                                 (703) 318-8400


                               SUBLEASE AGREEMENT

THIS SUBLEASE, executed this 16th day of December 1996, by and between National Food Brokers Association, a District of Columbia Corporation (herein "Sublessor") and CyberCash, Inc., a Delaware Corporation (herein "Sublessee").


                                  WITNESSETH:

WHEREAS, Sublessor represents and warrants that it has leased the Premises known as 2100 Reston Parkway, Suite 400, Reston, VA. 20191 pursuant to a certain Lease dated November 22, 1993 (the "Prime Lease") with lease expiration on January 31, 2002, a copy of which is attached hereto as Exhibit B, and made a part hereof; and

WHEREAS, Sublessor desires to sublease the Premises and Sublessee desires to sublease such Premises upon the terms set forth below.

WHEREFORE, in consideration for the rents and covenants herein after contained, it is agreed as follows:

         1. PREMISES. Sublessee shall sublease a portion of the space on the Fourth Floor of the Premises being Suite 400 (see space layout attached hereto as Exhibit A), consisting of 1,040 rentable square feet commencing on or about January 1, 1997 ("the Commencement Date") until January 31, 2000 (the "Expiration Date"), subject to the Prime Lease and upon rentals, terms, covenants, conditions and provisions, as set forth therein.

         2. AGENTS. Sublessee and Sublessor acknowledge that Sublessee was represented by NOVA Commercial Realty, Inc. Compensation for this transaction shall be paid by the Sublessee per separate agreement.

         3. SECURITY DEPOSIT. In addition to first months rent, with the signing of this Sublease, Sublessee agrees to pay $1733.33 to Sublessor a security deposit for the sublease Premises. Sublessee's security deposit for the Sublease Premises will be refunded to Sublessee upon vacating of the Premises at the end of Sublessee's lease term. Notwithstanding the above, the Security Deposit shall be held by Sublessor as security for the full and faithful performance by Sublessee of each of the provisions and obligations to be observed and performed by Sublessee under this Sublease. If an event of default shall occur, Sublessor may use, apply or retain all or any part of the Security Deposit: (a) for the payment of any rent or other sum in





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default, (b) or the reasonable payment of any other amount which Sublessor may spend or become obligated to spend by reason of Sublessee's default or (c) to reasonably compensate Sublessor of any other loss, cost, or damage which sublessor may suffer by reason of Sublessee's default or destruction of property beyond "normal wear and tear." If any portion of the Security Deposit is so used or applied, Sublessee shall, within (10) days after written demand therefore, deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to its original amount. Sublessor's use, application or retention of the Security Deposit or any portion thereof, shall not prevent Sublessor from exercising any other right or remedy to which it may be entitled at law or in equity.

         4. REFUND OF SECURITY DEPOSIT. Within thirty (30) days after the Expiration Date, Sublessor shall refund the Security Deposit without interest, less any portions used, applied or retained in accordance with the provisions of Section 3 to Sublessee provided: (a) Sublessee has vacated the Demised premises, and (b) Sublessee is not in default under the Sublease or would not be in default with the giving of any applicable notice and the expiration of any applicable grace period.

         5. RENT. Commencing January 1, 1997, Sublessee shall pay Sublessor the following monthly full service base rent:

         January 1 - December 31, 1997: $1,733.33 monthly January 1 - December 31, 1998: $1,785.33 monthly January 1 - December 31, 1999: $1,838.89 monthly January 1 - January 31, 2000: $1,894.06 monthly

Option Period:
         February 1 - December 31, 2000:   $1,894.06 monthly
         January 1 - December 31, 2001:    $1,950.88 monthly
         January I - January 31, 2002:     $2,009.41 monthly

The rent shall be due and payable on the first day of each month without notice or demand, abatement, reduction or setoff. If Sublessee initially occupies the premises on any day other than the first day of the month, the rent will be prorated accordingly. Sublessor acknowledges receipt of first month's rent accompanying this Sublease. Sublessor warrants that Sublessor will pay the rent due under the underlying Lease promptly to the end that the Lease shall not be in default for non-payment of rent. If the rent is not paid to the Landlord in a timely manner by Sublessor, Sublessee will have the right to make monthly payments directly to the Landlord at Landlord's request. Commencing January 1, 1998, Sublessee will also pay Sublessor's Operating Expense increases on a pro-rata basis. The pro-rata share will be calculated based upon Sublessee's 1,040 square feet divided by Sublessor's 13,307 square feet or
7.98 percent (.0798). Sublessor will provide Sublessee a copy of the Landlord's invoice as verification of the charges.





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         6.      CONDITION OF SPACE.  Sublessee hereby accepts the Premises as of the date hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing or regulating the use or occupancy of the Premises, and accepts this Sublease subject thereto and to all matters disclosed hereby and by any Exhibits attached hereto. Sublessee acknowledges that neither Sublessor nor its agents have made any representations or warranties as to the suitability of the Premises for the conduct of Sublessee's business.

         7. UNDERLYING LEASE. Each party hereto agrees to perform and comply with the terms, provisions, covenants and conditions of the Prime Lease and not to do or suffer or promote anything to be done that would result in a default under or cause the Prime Lease to be terminated or forfeited.

         Except as otherwise specifically provided herein, all terms, conditions, covenants and provisions in the underlying Lease shall prevail. This Sublease Agreement is contingent upon the approval of the Landlord, as provided by the underlying Prime Lease. Sublessor represents to Sublessee that the Prime Lease is in full force and that no default exists on the part of any party to the Prime Lease.

         8. TERMINATION. This Sublease shall terminate on January 31, 2000 subject to the Paragraph 18 (OPTION TO EXTEND) herein. If for any reason the underlying Lease is terminated, this Sublease shall terminate as of the date the underlying Lease terminated and the rent for that month shall be pro-rated. Sublessor shall promptly provide to Sublessee a copy of any notices, statements or other communications provided to Lessor by Sublessor, or provided by Sublessor to Lessor which pertains to the Subleased Premises, if and only if said notice(s), statements or communications involve Sublessee and/or the Subleased premises.

         9. DEFAULT. If the Sublessee shall default on fulfilling any terms, covenants and agreements of the Prime Lease or Sublease and such default is not remedied within fifteen (15) days after written notice from Sublessor, Sublessor may give Sublessee three (3) days notice of Sublessor's intention to terminate the Sublease and, at the end of said three (3) days, the term of the Sublease shall expire with the same effect as if the date were the date hereinabove set forth in the termination notice. Sublessee shall remain liable to whatever extent it has already incurred liability until expiration of the remaining term of this Sublease. If Sublessee shall fail to pay rent and any other charges it has previously agreed to pay under the Prime Lease of Sublease agreements, the Sublessor may (unless Sublessee shall cure such default within five (5) days after receiving written notice thereof from Sublessor), exercise the remedies of the Landlord set forth in the Prime Lease and Sublessee shall be liable to extent provided therein.

         10. NOTICES. Any notices or demands to be given pursuant to the Prime Lease or the Sublease shall be sent to Sublessor at: National Food Brokers Association, 2100 Reston Parkway, Suite 400, Reston, VA 20191; or at such address as they may give other party, and to Sublessee at: 2100 Reston Parkway, Suite 300, Reston, VA 20191; or such other address as they may give the other party. Notice required or permitted to be given under this Sublease, including any change of address for purpose of giving notice, shall be in writing, and shall be





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given by personal delivery, or by certified mail, return receipt requested, or by commercial overnight courier, in each case addressed to the party to whom said notice is given at the address of said party indicated next to each party's signature at the end of this Sublease.

         11. LATE RENT. In the event Sublessee has not paid its rent by the 5th of the month, Sublessor shall be entitled to collect a late charge of five percent (5%) per month or fraction of a month that the rent remains unpaid.

         12.     INDEMNIFICATION AND PUBLIC LIABILITY INSURANCE.

                 (a) Sublessor and Sublessee shall indemnify and save the other harmless from and against any loss as a consequence of the death or personal injury of any person or property which death, personal injury or damage to property is incurred by it or its patrons, agents, employees or invites, in or in connection with the use of the Premises or building or any property of Sublessor or Sublessee located on the Premises or in the Building.

                 (b) Sublessee shall at all times during the term of this Sublease keep in force, at its own expense, public liability and property damage insurance in companies acceptable to Sublessor, naming as insured both Sublessor and Sublessee (and containing provisions requiring ten (10) days advanced notice to Sublessor of any cancellation or modification thereof), with minimum limits of one million dollars ($1,000,000.00) on account of bodily injuries to or death or one or more than one person as a result of any one accident or disaster and five hundred thousand dollars ($500,000.00) on account of damage to property.

                 (c) Sublessee shall further deposit the policy or policies of such insurance or certificate thereof with Sublessor prior to occupancy of the premises.

         13. SUBLESSOR OBLIGATIONS. Notwithstanding anything which may be construed otherwise in this Sublease agreement, this Sublease in no way releases Sublessor of any obligations which it has already agreed to meet in the Prime Lease Agreement.

         14.     USE OF THE PREMISES

                 (a) The Premises shall be used and occupied only for general office purposes, and for no other purpose.

                 (b) Sublessee shall, at its sole cost and expense, promptly comply with all applicable statues, ordinances, rules, regulations, orders, restrictions of record, and requirements with respect to the Premises and Sublessee's use and occupancy thereof in effect at any time during the term of this Sublease. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or, if there shall be more than one tenant of the building containing the Premises, which shall tend to disturb the other tenants.

                 (c) Sublessee shall not be permitted to assign or sublease the premises during the Sublease term without Sublessor's permission. The Sublease if approved will be done in accordance with the provisions of the Prime Lease.





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15.      ATTORNEY'S FEES.  If either Sublessor or Sublessee brings any action or proceeding, whether legal, equitable or administrative, to enforce rights and obligations under this Sublease, or to declare rights hereunder, the prevailing party in any such action or proceeding shall be entitled to recover from the other party reasonable attorney's fees and costs of suit, in addition to any other relief allowed by the court.


16.      ADDITIONAL PROVISIONS.

         (a) This Sublease incorporates all agreements of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, whether oral or written, pertaining to the subject matter hereof.

         (b) This Sublease may be modified or amended only by an instrument in writing, executed by both parties in interest hereunder.

         (c) This Sublease shall be governed by and construed in accordance with the Prime Lease and the laws of the Commonwealth of Virginia. If any term or provision of this Sublease is found by a court of competent jurisdiction to be void or unenforceable, such term or provision shall be deemed severed from the remainder of the terms and provisions of this Sublease, and said remainder shall remain in full force and effect, according to its terms, to the extent permitted by law.

         (d) Sublessor has advised Sublessee that it cannot guaranty Sublessee any extension of the term, rights to the Sublease Premises, or rental rate beyond the Sublease Expiration Date. Sublessor will, however, ask that Landlord consider Sublessee as a Prime Tenant for the Building in its proposed Premises at its current rental rate at the conclusion of its Sublease term if Sublessee has performed in accordance with the Sublease Agreement. Sublessor acknowledges that it has no control over the Landlord's response to this request.

17. IMPROVEMENTS. Sublessee will take the space in its "as-is" condition. Sublessee will modify access to the space by removing the Sublessor's entrance to the Premises from the Sublessor's suite and installing a door into the space from Sublessee's adjacent suite. Sublessor will permit Sublessee access to its suite 400 to construct the improvements. All work will comply Landlord's requirements and the applicable life/safety and building codes and will match the existing finishes. In the event Sublessee does not elect to extend the lease pursuant to paragraph 18 below, Sublessee agrees to remove its improvements and restore the Premises to its previous condition.

18. OPTION TO EXTEND. Sublessee's lease on its adjacent space (Suite 430) expires January 31, 2000 but may be extended by mutual agreement between the Prime Landlord and Sublessee until the Sublessor's termination date (January 31, 2002). In the event Sublessee elects to extend its original lease with the Prime Landlord, Sublessor will permit Sublessee to extend the term of this Sublease Agreement with ninety days prior written notice under the same terms and conditions at the rental rate proposed in





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         Paragraph 5 (Rent) herein.

         IN WITNESS WHEREOF, the Sublessor and Sublessee have executed this Sublease Agreement on the dates set forth below, to be effective as of the date first set forth above.


SUBLESSOR:       National Food Brokers Association



By:   /s/ JOSEPH W. SMOLSKES                   Date:   12/16/96
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      Signature


          Joseph W. Smolskes
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      Please Print Name                        Witness





SUBLESSEE:  CyberCash, Inc.


By:   /s/ B.G. WILSON                          Date:   12-16-96
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      Signature


          B.G. Wilson
      ----------------------------------       -----------------------------
      Please Print Name                        Witness






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